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                              State of Delaware

                   Office of the Secretary of State PAGE 1
                   ________________________________

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALPHACOM CORPORATION", FILED IN THIS OFFICE ON THE FIRST DAY OF JULY, A.D. 1999, AT 9 O'CLOCK A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.


                                        /s/ Edward J. Freel
                     [LOGO]             -----------------------------------
                                        Edward J. Freel, Secretary of State

2833253  8100                          AUTHENTICATION: 9844337
991270996                                        DATE: 07-01-99

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                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 07/01/1999
                                                        991270996 - 2833253

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                             ALPHACOM CORPORATION

     The undersigned President and Secretary of AlphaCom Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following amendment to the Company's Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIRST, that the Certificate of Incorporation of the Company be amended by inserting an Article Eighth, which shall read as follows:

              EIGHTH: The personal liability of the directors of the Company is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

    SECOND, that the Certificate of Incorporation of the Company be amended by inserting an Article Ninth, which shall read as follows:

              NINTH: The Company shall, to the fullest extent permitted by
    Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     IN WITNESS WHEREOF, the undersigned President and Treasurer of the Company has executed this certificate the date set forth underneath his name and affirms under penalties of perjury that the statements contained herein are true and correct.

                                                     /s/ Michael P. Kraft
                                                     --------------------
                                                     Michael P. Kraft
                                                     President and Secretary

                                                     Date 6/30/99